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                                  EXHIBIT 4.5

                        FORM OF SUBSCRIPTION CERTIFICATE

CONTROL NUMBER  [0000]        EXCO RESOURCES, INC.      SUBSCRIPTION CERTIFICATE

                            SUBSCRIPTION CERTIFICATE
                           FOR SHARES OF COMMON STOCK
                       VOID IF NOT EXERCISED AT OR BEFORE
        5:00 P.M. (DALLAS TIME) _____________, 1998, THE EXPIRATION DATE

                      EXPIRATION DATE _____________, 1998

                 THIS SUBSCRIPTION CERTIFICATE IS TRANSFERABLE
           AND MAY BE DIVIDED AT THE OFFICE OF THE SUBSCRIPTION AGENT

                               [        ] SHARES
                     SUBSCRIPTION PRICE U.S.$____ PER SHARE
                                OF COMMON STOCK


THIS SUBSCRIPTION CERTIFICATE MAY BE USED
TO SUBSCRIBE FOR SHARES OR MAY BE ASSIGNED
OR SOLD, FULL INSTRUCTIONS APPEAR ON THE BACK
OF THIS SUBSCRIPTION CERTIFICATE.

REGISTERED OWNER                  [OWNER]             CUSIP
  [0000000000]            [**NUMBER OF RIGHTS**]           ---------------------


The registered owner of this Subscription Certificate, named above, or assignee, is entitled to the number of Rights to subscribe for shares of Common Stock, par value $.02 per share (the "Common Stock"), of EXCO Resources, Inc. ("EXCO") shown above, in the ratio of one share of Common Stock for each Right, pursuant to the Basic Subscription Right and upon the terms and conditions and at the price for each Share of Common Stock specified in the Company's Prospectus dated _____________, 1998.

If you subscribe for fewer than all the shares represented by his Subscription Certificate, the Subscription Agent will issue a new Subscription Certificate representing the balance of the unsubscribed Rights, provided that the Subscription Agent has received your Subscription Certificate and payment prior to 5:00 p.m., Dallas time, on ______________, 1998. No new Subscription Certificate will be issued after such date.

                      IMPORTANT:  Complete appropriate form on the reverse side.


DATE: _________________, 1998


                                         EXCO RESOURCES, INC.



----------------------------------       ------------------------------------
Secretary                                Chairman and Chief Executive Officer

LOGO
                                                  [seal]
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                   PLEASE FILL IN ALL APPLICABLE INFORMATION

TO:      Subscription Agent                                                           Expiration Date: ____________, 1998

         ----------------------------------

         ----------------------------------

A.       Basic Subscription Privilege       ___________       x         $____                 =  $________
                                           (No. of Shares)         (Subscription Price)

B.       Oversubscription Privilege        ____________(1)    x         $____                 =  $_______(2)
                                           (No. of Shares)         (Subscription Price)

C.       Amount of Check Enclosed (or                                        TOTAL   =  $_______
         amount in notice of guaranteed
         delivery) payable to EXCO
         Resources Inc.

D.       Transfer Rights as set forth in
         Section 2.  (Holder needs to
         complete Section 2).              [ ]

__________________________

(1) This amount cannot exceed the number of shares under "A. Basic Subscription Privilege."
(2) The Oversubscription Privilege can be exercised by a holder of Rights only if the Rights held by him are exercised to the fullest extent possible.

________________________________________________________________________________

SECTION 1. TO SUBSCRIBE: I hereby irrevocably subscribe for the number of shares of Common Stock for the price indicated as the total of A and B hereon upon the terms and conditions specified in the Prospectus related hereto, receipt of which is acknowledged. I hereby agree that if I fail to pay for the Shares of Common Stock for which I have subscribed, EXCO may exercise any of the remedies set forth in the Prospectus.



___________________________________________________


___________________________________________________
Signature of Subscriber(s)

___________________________________________________
Address for delivery of Shares
If permanent change of address, check here     [ ]

Please give your telephone number: (    ) _________________________
Tax I.D. Number or Social Security Number: ___________________
________________________________________________________________________________
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SECTION 2.       TO TRANSFER RIGHTS (except pursuant to D and E above). For value received, ____________ of the Rights represented by the Subscription Certificate are assigned to:


_______________________________________________
(Print Full Name of Assignee)

_______________________________________________
(Print Full Address of Assignee)

_______________________________________________

_______________________________________________
Signature(s) of Assignor(s)

IMPORTANT:       The signature(s) must correspond in every particular, without alteration, with the name(s) as printed on the face of this Subscription Certificate.

YOUR SIGNATURE MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION AS DEFINED IN RULE 17AD-15 OF THE SECURITIES EXCHANGE ACT OF 1934.


Signature:       ______________________________
                 (Name of Bank or Firm)


Guaranteed By:   ______________________________
                 (Signature of Officer and Title)


         PROCEEDS FROM THE SALE OF RIGHTS MAY BE SUBJECT TO WITHHOLDING OF U.S. TAXES UNLESS THE SELLER'S CERTIFIED U.S. TAXPAYER IDENTIFICATION NUMBER (OR CERTIFICATE REGARDING FOREIGN STATUS) IS ON FILE WITH THE SUBSCRIPTION AGENT AND THE SELLER IS NOT OTHERWISE SUBJECT TO U.S. BACKUP WITHHOLDING.